UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 25, 2015	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2015 Infrastructure Materials Corp. (the “Company”) entered into a Standby Support Agreement (the “Agreement”) with Mont Strategies Inc. (“Mont Strategies”), a private corporation that is a shareholder of the Company and is controlled by a member of the Company’s Board of Directors. Pursuant to the Agreement, Mont Strategies agrees to consider advancing loans to the Company to be used as working capital by the Company as the Company requests funding. The Agreement does not obligate Mont Strategies to fund such requests. Each loan will be evidenced by a demand promissory note and advanced pursuant to the request of the Company as such requests may be submitted to Mont Strategies from time to time during the two-year term of the Agreement. The Agreement contemplates that each promissory note will bear simple interest at a rate of four percent (4%) per annum. The loans may be repaid by the Company at any time, or upon demand by Mont Strategies. The promissory notes will be general obligations of the Company and not secured.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Exhibit 10.1	Standby Support Agreement between Infrastructure Materials Corp. and Mont Strategies Inc. dated as of March 25, 2015

Exhibit 99.1	Press release dated March 26, 2015 entitled “Infrastructure Materials Corp. Enters Into Standby Support Agreement”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

March 26, 2015		/s/ Mason Douglas
	Name:	Mason Douglas
	Title:	President and CEO